Exhibit 5.1

150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200
July 1, 2022
POINT Biopharma Global Inc.
4850 West 78th Street
Indianapolis, IN 46268

Re:	Registration Statement on Form S-3
Ladies and Gentlemen,
We have acted as counsel to POINT Biopharma Global Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each a “Prospectus Supplement” and together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $400,000,000 offering price of:
(i)shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”);
(ii)shares of one or more classes or series of the Company’s preferred stock, par value $0.0001 per share (“Preferred Stock”);
(iii)debt securities, in one or more series, which may be either senior or subordinated debt securities or senior or subordinated convertible debt securities (“Debt Securities”) to be issued pursuant to indentures between the Company and a trustee or bank to be named therein (the “Trustee”), in substantially the forms attached as Exhibits 4.6 and 4.7 to the Registration Statement, as such indentures may be supplemented for any series of Debt Securities (collectively, the “Indenture”);
(iv)warrants (“Warrants”);
(v)subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); and
(vi)units consisting of any combination of such foregoing securities described in clauses (i) through (v) above (“Units”).
The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or related Prospectus Supplement(s), other than as expressly stated herein with respect to the issuance of the Securities.

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In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.
We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 3 through 6 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, the securities or “blue sky” laws of any jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
Except to the extent we opine as to the binding effect of certain documents as set forth in paragraphs 3 through 6 below, we have assumed that all documents referenced below are the valid and binding obligations of the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.
Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:
(1)(a) Upon adoption by the Board of Directors of the Company (the “Board”) of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock, (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Act and have been timely filed with the Commission, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock, (iii) the exercise of any duly issued Warrants exercisable for Common Stock, (iv) the exercise of any duly issued Subscription Rights exercisable for Common Stock, or (v) the exchange or settlement of Units that are exchangeable or able to be settled for Common Stock), will be validly issued, fully paid and nonassessable.
(2)(a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Certificate and the Company’s Amended and Restated By-laws (the “Bylaws”), and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of a resolution in form and content as required by applicable law, (b) assuming that either an appropriate certificate of amendment of the Certificate or a certificate of designation, in either case, fixing and determining the terms of such class or series of Preferred Stock has been duly approved by the Board and been filed with and accepted for record by the Secretary of State of the State of Delaware, (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective

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under the Act and been timely filed with the Commission, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not cause the outstanding shares to exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Certificate, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock, (iii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iv) the exercise of any duly issued Subscription Rights exercisable for Preferred Stock, or (v) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and nonassessable.
(3)(a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in an amount that the Board of Directors of the Company determines and in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act and been timely filed with the Commission, (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then offered, issued and sold as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or settled into Debt Securities and any Debt Securities issued upon exercise of any duly issued Subscription Rights) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.
(4)(a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Board, (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Certificate, the Bylaws and the Warrant Agreement, (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act and been timely filed with the Commission, (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company,

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whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company.
(5)(a) When a subscription rights certificate relating to the Subscription Rights has been duly authorized, executed and delivered pursuant to a duly authorized, executed and delivered subscription rights agreement with a subscription rights agent (the “Subscription Rights Agreement”), and the Subscription Rights and the securities of the Company for which the Subscription Rights will be exercisable have been duly authorized by the Company’s Board of Directors, (b) assuming that the terms of the Subscription Rights and of their issuance and sale have been duly established in conformity with the Company’s Certificate, Bylaws, and the Subscription Rights Agreement, (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act and been timely filed with the Commission, (d) assuming that the terms of the Subscription Rights as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (e) assuming that the Subscription Rights as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Subscription Rights as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Subscription Rights are then issued and sold as contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of such Subscription Rights in the manner contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and by such resolution, the Subscription Rights will constitute valid and binding obligations of the Company.
(6)(a) When a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered and the Units have been duly authorized by the Board, (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Act and been timely filed with the Commission, (d) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), (e) assuming that the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Units are then issued and sold as contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company.

July 1, 2022

The opinions set forth in paragraphs 3, 4, 5 and 6 above are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (b) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity; (c) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; and (d) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial.
To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants, under the Subscription Rights Agreement for any Subscription Rights, and under the Unit Agreement for any Units, namely, the Trustee, the warrant agent, the subscription rights agent, or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Subscription Rights Agreement or Unit Agreement, as applicable; that such Indenture, Warrant Agreement, Subscription Rights Agreement or Unit Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding obligation of such other party; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement, Subscription Rights Agreement or Unit Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Subscription Rights Agreement or Unit Agreement, as applicable.
Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is being rendered for the benefit of the Company in connection with the matters addressed herein.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” We further consent to the incorporation by reference of this opinion letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC